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                                EX-99-B.8.52

                     AMENDMENT TO PARTICIPATION AGREEMENT

                                    AMONG

                              ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                     AND

                          ING FINANCIAL ADVISERS, LLC


     This Amendment is dated as of the 1st day of May, 2003 by and between ING Partners, Inc. effective (the "Fund"), ING Life Insurance and Annuity Company (referred to as the "Adviser" in its capacity as investment adviser to the Fund, and the "Company" in its capacity as the issuer of variable annuity and variable life insurance contracts) and ING Financial Advisers, LLC (the "Distributor") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on November 28, 2001 (the "Agreement") and subsequently amended March 5, 2002;

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule B with the Schedule B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING PARTNERS, INC.                     ING LIFE INSURANCE AND ANNUITY COMPANY

By:    /s/  Laurie M. Tillinghast      By:    /s/  Laurie M. Tillinghast
       ----------------------------           ----------------------------
Name:  Laurie M. Tillinghast           Name:  Laurie M. Tillinghast
       ----------------------------           ----------------------------
Title: President                       Title: Vice President
       ----------------------------           ----------------------------

ING FINANCIAL ADVISERS, LLC

By:    /s/ Christina Lareau
       ----------------------------
Name:  Christina Lareau
       ----------------------------
Title: Vice President
       ----------------------------

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                                 SCHEDULE B


                             ING PARTNERS, INC.
                            DESIGNATED PORTFOLIOS


ING Alger Growth Portfolio - Initial, Adviser and Service Class
ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class ING American Century Small Cap Value Portfolio - Initial, Adviser and
  Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and
  Service Class
ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and
  Service Class
ING JPMorgan Fleming International Portfolio - Initial, Adviser and
  Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and
  Service Class
ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and
  Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and
  Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and
  Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class








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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

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